F-6 File # 333-140813
Rule 424(b)(3)
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
two deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
THE PAR VALUE OF $0.001 EACH OF
XINHUA FINANCE MEDIA LIMITED
(INCORPORATED UNDER THE LAWS
OF THE CAYMAN ISLANDS)
OVERSTAMP: Effective March 2, 2009,
the companys new name is Xinhua Sports &
Entertainment Limited.
OVERSTAMP: Effective January 18,
2011 the ratio has changed to One (1)
American Depositary Share represents
Thirty (30) deposited Shares.
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of Xinhua Finance
Media Limited, an exempted company
incorporated under the laws of the Cayman
Islands (herein called the Company).  At the
date hereof, each American Depositary
Share represents two Shares deposited or
subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the principal Hong Kong office
of Hongkong and Shanghai Banking
Corporation Limited (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101	RCLAY STREET, NEW YORK,
N.Y. 10286


1. THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of March 8, 2007
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of American Depositary Shares issued
thereunder, each of whom by accepting
American Depositary Shares agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made.  Capitalized
terms defined in the Deposit Agreement and
not defined herein shall have the meanings
set forth in the Deposit Agreement.
2.SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of Deposited
Securities at the time represented by those
American Depositary Shares.  Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates or account
transfer in the name of the Owner hereof or
as ordered by him, with proper endorsement
or accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3. TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
Transfers of American Depositary Shares
may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of a Receipt for the purpose
of exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt
and send the Owner a statement confirming
that the Owner is the Owner of
uncertificated American Depositary Shares.
The Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall execute and deliver to the Owner a
Receipt evidencing those American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or split-up or combination
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of the Shares or the
presenter of the Receipt or instruction for
registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement.
The delivery of American Depositary Shares
against deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares in connection with a sale of those
Shares that would be required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall
become payable with respect to any
American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5. WARRANTIES ON DEPOSIT OF
SHARES.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor, if applicable,
are validly issued, fully paid, nonassessable
and were not issued in violation of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that such Shares are eligible for
deposit in accordance with the Deposit
Agreement and the General Instructions to
Form F-6 under the Securities Act of 1933,
and that, upon deposit, such Shares and
American Depositary Shares representing
such Shares would not be Restricted
Securities.  All representations and
warranties deemed made under Section 3.03
of the Deposit Agreement shall survive the
deposit of Shares and delivery or surrender
of American Depositary Shares.
6. FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
Any person presenting Shares for deposit or
any Owner or holder may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any American Depositary Shares
or the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in any applicable
jurisdiction that is then performing the
function of the regulation of currency
exchange.
7. CHARGES OF DEPOSITARY.
The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering American
Depositary Shares or to whom American
Depositary Shares are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding
the American Depositary Shares or
Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.03 of the Deposit Agreement), or
by Owners, as applicable:  (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the terms
of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as
are expressly provided in the Deposit
Agreement, (4) such expenses as are incurred
by the Depositary in the conversion of
foreign currency pursuant to Section 4.05 of
the Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the delivery of American
Depositary Shares pursuant to Section 2.03,
4.03 or 4.04 of the Deposit Agreement and
the surrender of American Depositary Shares
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 of the Deposit Agreement, (7)
a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
a fee of $.02 or less per American
Depositary Share (or portion thereof) for
depositary services, which will accrue on the
last day of each calendar year and which
will be payable as provided in clause (9)
below and (9) any other charges payable by
the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
The Depositary, subject to Article 8 hereof,
may own and deal in any class of securities
of the Company and its affiliates and in
American Depositary Shares.
8. PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.03 of the
Deposit Agreement and unless requested by
the Company in writing to cease doing so,
the Depositary may deliver American
Depositary Shares prior to the receipt of
Shares pursuant to Section 2.02 of that
Agreement (a Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the
surrender of American Depositary Shares
that have been Pre-Released, whether or not
such cancellation is prior to the termination
of such Pre-Release or the Depositary knows
that such American Depositary Shares have
been Pre-Released.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
American Depositary Shares are to be
delivered (the Pre-Releasee), that the Pre-
Releasee, or its customer, (i) owns the Shares
or American Depositary Shares to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such
Shares or American Depositary Shares, as
the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or American
Depositary Shares, as the case may be, that
is inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
American Depositary Shares, as the case
may be), other than in satisfaction of a Pre-
Release, (b) at all times fully collateralized
with cash, U.S. government securities, or
such other collateral as the Depositary
determines, in good faith, will provide
substantially similar liquidity and security,
(c) terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Release will not
normally exceed thirty percent (30%) of the
Shares deposited hereunder; provided,
however, that the Depositary reserves the
right to disregard such limit from time to
time as it deems reasonably appropriate, and
may, with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will also
set Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a case-
by-case basis as the Depositary deems
appropriate.  The collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or American
Depositary Shares upon transaction of a Pre-
Release transaction (and shall not, for
avoidance of doubt, constitute Deposited
Securities).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.  TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Owner and holder of this Receipt
by accepting or holding the same consents
and agrees that when properly endorsed or
accompanied by proper instruments of
transfer, shall be transferable as certificated
registered securities under the laws of New
York. American Depositary Shares not
evidenced by Receipts shall be transferable
as uncertificated registered securities under
the laws of New York.  The Depositary,
notwithstanding any notice to the contrary,
may treat the Owner of American
Depositary Shares as the absolute owner
thereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes, and neither the
Depositary nor the Company shall have any
obligation or be subject to any liability under
the Deposit Agreement to any Holder of
American Depositary Shares unless that
Holder is the Owner of those American
Depositary Shares.
10. VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual signature of a duly
authorized signatory of the Depositary;
provided, however that such signature may
be a facsimile if a Registrar for the Receipts
shall have been appointed and such Receipts
are countersigned by the manual signature of
a duly authorized signatory of the Registrar.
11. REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Securities and
Exchange Commission.  Such reports will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
The Depositary will make available for
inspection by Owners at its Corporate Trust
Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
The Depositary will keep books, at its
Corporate Trust Office, for the registration
of American Depositary Shares and transfers
of American Depositary Shares which at all
reasonable times shall be open for inspection
by the Owners, provided that such
inspection shall not be for the purpose of
communicating with Owners in the interest
of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on
a reasonable basis into United States dollars
transferable to the United States, and
subject to the Deposit Agreement, convert
such dividend or distribution into dollars
and will distribute the amount thus received
(net of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement, if applicable) to the
Owners entitled thereto; provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever
the Depositary receives any distribution
other than a distribution described in
Section 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary will cause the
securities or property received by it to be
distributed to the Owners entitled thereto, in
any manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in  Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  The Depositary
shall not be required to make any
distribution of securities under Section 4.02
of the Deposit Agreement unless it has
received satisfactory assurances from the
Company that the distribution does not
require registration under the Securities Act
of 1933, it being agreed that an opinion of
recognized U.S. counsel for the Company
upon which the Depositary may rely will
constitute reasonable assurances.  The
Depositary may sell, by public or private
sale, an amount of securities or other
property it would otherwise distribute under
this Article that is sufficient to pay its fees
and expenses in respect of that distribution.
If any distribution consists of a dividend in,
or free distribution of, Shares, the
Depositary may deliver to the Owners
entitled thereto, an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend
or free distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and after
deduction or upon issuance of American
Depositary Shares, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement
(and the Depositary may sell, by public or
private sale, an amount of Shares received
sufficient to pay its fees and expenses in
respect of that  distribution).  The
Depositary may withhold any such delivery
of American Depositary Shares if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933, it being agreed that an opinion of
recognized U.S. counsel for the Company
upon which the Depositary may rely will
constitute reasonable assurances.  In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions described in
Section 4.01 of the Deposit Agreement.  If
additional American Depositary Shares are
not so delivered, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13. RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners entitle to them or in disposing of
such rights on behalf of any Owners and
making the net proceeds available to such
Owners or, if by the terms of such rights
offering or for any other reason, the
Depositary may not either make such rights
available to any Owners otherwise entitled
to them or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines in its
reasonable discretion that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners,
the Depositary may distribute to any Owner
to whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it deems
appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares
of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights, and
upon payment of the fees and expenses of
the Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
deliver American Depositary Shares to such
Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article 13, such deposit shall be made, and
depositary shares shall be delivered, under
depositary arrangements which provide for
issuance of depositary shares subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under applicable
United States laws.
If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any American
Depositary Shares or otherwise.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
The Depositary shall not be responsible for
any reasonable failure to determine that it
may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14. CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian
shall receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any American Depositary Shares or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary or the Custodian
is not convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
If any such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may distribute
the balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
15. RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary shall
fix a record date, which date shall be the
same date, o the extent practicable, as the
record date for the Deposited Securities or,
if different, as close thereto as practicable (a)
for the determination of the Owners who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting or (iii) responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16. VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice
shall be in the discretion of the Depositary,
which shall contain (a) such information as is
contained in such notice of meeting received
by the Depositary, (b) a statement that the
Owners as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of law and of the
Memorandum and Articles of Association of
the Company, to instruct the Depositary as
to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that, if the Depositary
does not receive instructions, it may deem
instructions to have been given under the
last sentence of this paragraph to give a
discretionary proxy to a person designated
by the Company.  Upon the written request
of an Owner of American Depositary Shares
on that record date, received on or before
the date established by the Depositary for
the purpose, the Depositary shall endeavor,
in so far as practicable, to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by those
American Depositary Shares in accordance
with the instructions set forth in that request.
The Depositary shall not vote or attempt to
exercise the right to vote that attaches to
Deposited Securities other than in
accordance with instructions received from
Owners or deemed received under the
following sentence.  If (i) the Company
made a request to the Depositary as
contemplated by the first sentence of this
paragraph and complied with the following
paragraph and (ii) no instructions are
received by the Depositary from an Owner
with respect to an amount of Deposited
Securities represented by that Owners
American Depositary Shares on or before the
date established by the Depositary for that
purpose, the Depositary shall deem that
Owner to have instructed the Depositary to
give, and the Depositary shall give, a
discretionary proxy to a person designated
by the Company with respect to that amount
of Deposited Securities, except that  such
instruction shall not be deemed to have been
given and the Depositary shall not give a
discretionary proxy with respect to any
matter as to which the Company informs the
Depositary (and the Company agrees to
provide that information as promptly as
practicable in writing, if applicable) that (x)
the Company does not wish to receive a
discretionary proxy, (y) substantial
opposition exists or (z) the matter materially
and adversely affects the rights of holders of
Shares.
In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under Section
4.07 of the Deposit Agreement, the
Company shall   give the Depositary notice
of any such meeting and details concerning
the matters to be voted upon not less than 45
days prior to the meeting date.
There can be no assurance that Owners
generally or any Owner in particular will
receive the notice described in Section 4.07
of the Deposit Agreement  sufficiently prior
to the instruction cutoff date to ensure that
the Depositary will vote the Shares or
Deposited Securities in accordance with the
provisions set forth in Section.
17. CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon any change in nominal value, change
in par value, split-up, consolidation, or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18. LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates shall incur any liability to
any Owner or holder, (i) if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or
regulatory authority, or by reason of any
provision, present or future, of the
Memorandum and Articles of Association of
the Company, or by reason of any provision
of any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed, (ii) by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or (v) for any
special, consequential or punitive damages
for any breach of the terms of the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse,
in each case without liability to the
Company or the Depositary.  Neither the
Company nor the Depositary nor their
respective directors, officers, employees or
agents assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or holders, except
that each of the Company and the
Depositary agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the American Depositary Shares,
on behalf of any Owner or holder or other
person.  Neither the Depositary nor the
Company shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder, or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19. RESIGNATION AND REMOVAL OF
THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as
Depositary under the Deposit Agreement by
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the earlier of (i) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement or (ii)
termination by the Depositary pursuant to
Section 6.02 of the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, to become effective
upon the later of (i) the 120th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute or additional
custodian or custodians.
20. AMENDMENT.
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners
or holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after
notice of such amendment shall have been
given to the Owners of outstanding
American Depositary Shares. Every Owner
and holder of American Depositary Shares,
at the time any amendment so becomes
effective, shall be deemed, by continuing to
hold such American Depositary Shares or
any interest therein, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby. In
no event shall any amendment impair the
right of the Owner to surrender American
Depositary Shares and receive therefor the
Deposited Securities represented thereby,
except in order to comply with mandatory
provisions of applicable law.
21. TERMINATION OF DEPOSIT
AGREEMENT.
The Company may terminate the Deposit
Agreement by instructing the Depositary to
mail notice of termination to the Owners of
all American Depositary Shares then
outstanding at least 60 days prior to the
termination date included in such notice.
The Depositary may likewise terminate the
Deposit Agreement, if at any time 30 days
shall have expired after the Depositary
delivered to the Company a written
resignation notice and if a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds. After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22. DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
(a)	Notwithstanding the provisions of
Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct
Registration System (DRS) and Profile
Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.
DRS is the system administered by DTC
pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
(b) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code).  For the
avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit
Agreement, shall not constitute negligence or bad faith on the part of the Depositary.
22. ARBITRATION; SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
The Deposit Agreement provides that any
controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited
Securities, the Global Depositary Shares, the
Receipts or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial
Arbitration Rules of the American
Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder shall be submitted to arbitration as provided in the Deposit Agreement only if so elected by the claimant. The Deposit
Agreement further provides that any
controversy, claim or cause of action arising out of or relating to the Shares or other
Deposited Securities, the Global Depositary
Shares, the Receipts or the Deposit
Agreement not subject to arbitration above shall be litigated in the Federal and state courts in the Borough of Manhattan, The
City of New York.
In the Deposit Agreement, the Company has
(i) appointed Law Debenture Corporate
Services Inc., 400 Madison Avenue, 4th
Floor, New York, New York 10017, in the
State of New York, as the Companys
authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) HEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).
To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.


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